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                                                                     Exhibit 4.1

Number__                                                           _____ Shares
                                 EL SITIO, INC.
             a British Virgin Islands International Business Company

                                  Common Shares

                 Authorised Share Capital $3,000,000 divided
                      into 200,000,000 Common Shares of
                    $ .01 par value each and 100,000,000
                  Preferred Shares of $.01 par value each

THIS CERTIFIES THAT: _________________ is the record holder of ___________________________ (________) Common Shares in El Sitio, Inc.
(the "Company"), transferable only on the share register of the Company.

      This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Company and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

      WITNESS the facsimile signatures of the Company's duly authorized officers.

Dated:

Countersigned and Registered:          _______________________________________
                                        Roberto Cibrian-Campoy,
                                        Chief Executive Officer

The Bank of New York

By:____________________________        _______________________________________
     Authorized Signature               Horacio Milberg,
                                        Chief Financial Officer





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                                 SHARE TRANSFER

I/WE [Seller]

of [Address]
in consideration of the sum of _______________________ US Dollars.

paid or to be paid to me/us
                                     by: [Purchaser]
                                         [Address]

DO HEREBY TRANSFER

                                     to: [Purchaser]

____________________________ shares of U.S. $___each

standing in my/our name in the books of the above Company

TO HOLD unto the said

[Purchaser]

his/her/their heirs executors administrators and assigns/it successors and assigns subject to the several conditions on which I/we held same on the execution hereof

AND I/WE the said

[Purchaser]

do hereby agree to take the said shares subject to the same conditions

   AS WITNESS our hands and seals the ___ day of________, _______.

Transferor                              Transferee


___________________________________     ___________________________________


___________________________________     ___________________________________
Witness                                 Witness